QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

PLAINS ALL AMERICAN PIPELINE, L.P.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        Plains All American Pipeline, L.P. ("PAA") is a publicly traded Delaware limited partnership engaged in interstate and intrastate crude oil transportation, and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products. The following unaudited pro forma financial statements are presented to give effect to the transactions described below:

    The acquisition of the North American crude oil and pipeline operations of Link Energy LLC, ("Link Energy" and the "Link acquisition"). The acquisition price of approximately $326 million includes the assumption of liabilities and net working capital items and transaction and other acquisition costs. The acquisition closed and was effective on April 1, 2004 and has been accounted for using the purchase method of accounting.

    The acquisition of Shell Pipeline Company LP's ("SPLC") interest in certain entities. The principal assets of the entities include interests in the Capline Pipe Line System, the Capwood Pipe Line System and the Patoka Pipe Line System (referred to in this report as "the SPLC acquisition"). The purchase price, including transaction and closing costs, was approximately $158.5 million. The acquisition closed and was effective on March 1, 2004. The acquisition has been accounted for using the purchase method of accounting.

        The transactions described above are included in PAA's historical unaudited consolidated balance sheet as of June 30, 2004. Accordingly, a pro forma balance sheet is not presented. The unaudited pro forma statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 are based upon the following:

  1)
  the historical consolidated statements of operations of PAA for the six months ended June 30, 2004 and the year ended December 31, 2003;

  2)
  the historical consolidated statements of operations of Link Energy for the three months ended March 31, 2004 and the year ended December 31, 2003; and

  3)
  the historical combined statements of operations for the businesses acquired in the SPLC acquisition for the two months ended February 29, 2004 and the year ended December 31, 2003.

        The unaudited pro forma combined statements of operations are not necessarily indicative of the results of the actual or future operations that would have been achieved had the transactions occurred at the dates assumed (as noted below). The unaudited pro forma combined statements of operations should be read in conjunction with: i) the notes thereto; ii) the historical unaudited financial statements of PAA for the six months ended June 30, 2004; iii) the historical unaudited financial statements of Link Energy for the three months ended March 31, 2004; and iv) the audited financial statements of PAA for the year ended December 31, 2003, as well as those for Link Energy and the businesses acquired in the SPLC acquisition, for the same period.

        The following unaudited pro forma combined statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 have been prepared as if the transactions described above had taken place at the beginning of the period presented.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2004
(in thousands, except per unit data)

	Plains All American Historical	Link Energy Historical	SPLC Acquisition Historical	Pro Forma Acquisition Adjustments		Plains All American Pro Forma
REVENUES	$8,936,379	$40,682	$7,416	$(465	)(a)	$8,984,012
COSTS AND EXPENSES
Purchases and related costs	8,685,372	8,081	—	(465	)(a)	8,692,988
Field operating costs (excluding LTIP charge)	96,851	20,725	2,023	—		119,599
LTIP charge—operations	567	—	—	—		567
General and administrative expenses (excluding LTIP charge)	35,081	18,514	—	—		53,595
LTIP charge — general and administrative	3,661	—	—	—		3,661
Depreciation and amortization	29,118	5,060	874	(5,934 2,571	)(b) (c)	31,689

Total costs and expenses	8,850,650	52,380	2,897	(3,828)		8,902,099

Other, net	—	(20)	—	—		(20)
Gains on sales of assets	—	730 (e)	—	—		730

OPERATING INCOME	85,729	(10,988)	4,519	3,363		82,623
OTHER INCOME/(EXPENSE)
Interest expense	(19,499)	(11,531)	—	(2,893	)(d)	(33,923)
Interest and other income (expense), net	453	(24)	—	—		429

Income from continuing operations before cumulative effect of change in accounting principle	66,683	(22,543)	4,519	470		49,129
Cumulative effect of change in accounting principle	(3,130)	—	—	—		(3,130)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$63,553	$(22,543)	$4,519	$470		$45,999

NET INCOME FROM CONTINUING OPERATIONS—LIMITED PARTNERS	$58,954					$41,751

NET INCOME FROM CONTINUING OPERATIONS—GENERAL PARTNER	$4,599					$4,248

BASIC AND DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT
Income from continuing operations before cumulative effect of change in accounting principle	$1.03					$0.75
Cumulative effect of change in accounting principle	(0.05)					(0.05)

Net income from continuing operations	$0.98					$0.70

BASIC AND DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	59,985					59,985

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 2003
(in thousands, except per unit data)

		Link Energy Historical
		Successor Company	Predecessor Company
	Plains All American Historical	Ten Months Ended December 31, 2003	Two Months Ended February 28, 2003	SPLC Acquisition Historical	Pro Forma Acquisition Adjustments		Plains All American Pro Forma
REVENUES	$12,589,849	$153,033	$31,635	$35,855	$(2,828	)(a)	$12,807,544
COSTS AND EXPENSES
Purchases and related costs	12,232,536	23,863	4,521	—	(2,828	)(a)	12,258,092
Field operating costs (excluding LTIP charge)	134,177	70,102	13,020	10,574	—		227,873
LTIP charge—operations	5,727	—	—	—	—		5,727
General and administrative expenses (excluding LTIP charge)	49,969	45,959	6,846	1,275	—		104,049
LTIP charge—general and administrative	23,063	—	—	—	—		23,063
Depreciation and amortization	46,821	17,161	4,642	5,264	(27,067 11,607	)(b) (c)	58,428

Total costs and expenses	12,492,293	157,085	29,029	17,113	(18,288)		12,677,232

Other, net	—	1,982	8	—	—		1,990
Gains on sales of assets	648	11,885 (e)	—	—	(11,700	)(f)	833

OPERATING INCOME	98,204	9,815	2,614	18,742	3,760		133,135
OTHER INCOME/(EXPENSE)
Interest expense	(35,226)	(32,708)	(5,645)	—	(13,206	)(d)	(86,785)
Interest and other income (expense), net	(3,530)	192	156	—	—		(3,182)

Income (Loss) from Continuing Operations Before Reorganization Items, Net Gain on Discharge of Debt and Fresh Start Adjustments	59,448	(22,701)	(2,875)	18,742	(9,446)		43,168
Reorganization Items	—	—	(7,330)	—	—		(7,330)
Net Gain on Discharge of Debt	—	—	131,560	—	—		131,560
Fresh Start Adjustments	—	—	(56,771)	—	—		(56,771)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$59,448	$(22,701)	$64,584	$18,742	$(9,446)		$110,627

NET INCOME FROM CONTINUING OPERATIONS—LIMITED PARTNERS	$53,473						$103,628

NET INCOME FROM CONTINUING OPERATIONS—GENERAL PARTNER	$5,975						$6,999

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.01						$1.96

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.00						$1.94

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	52,743						52,743

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	53,400						53,400

See notes to unaudited pro forma combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Acquisitions

Link Acquisition

        The Link acquisition presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price has been allocated in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations". The acquisition consists of the North American crude oil and pipeline operations of Link Energy. The purchase price of approximately $326 million includes cash paid of approximately $268 million and approximately $58 million of net liabilities assumed and acquisition related costs. The acquisition closed and was effective on April 1, 2004. The total purchase price and the related allocation are preliminary as we are in the process of evaluating certain estimates. The purchase price allocation is set forth in the table below (in millions):

Fair value of assets acquired:
Property and equipment	$256.3
Inventory	1.1
Linefill	48.4
Inventory in third party assets	15.1
Goodwill	5.0
Other long term assets	0.2

Subtotal	326.1
Accounts receivable	405.4
Other current assets	1.8

Subtotal	407.2
Total assets acquired	733.3
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	(448.9)
Other current liabilities	(8.5)
Other long-term liabilities	(7.4)

Total liabilities assumed	(464.8)
Cash paid for acquisition	$268.5 (1)

(1)
Cash paid is net of $5.5 million subsequently returned to us from an indemnity escrow account and does not include the subsequent payment of various transaction and other acquisition related costs.

SPLC Acquisition

        The SPLC acquisition presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price has been allocated in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." The purchase consists of the acquisition of Shell Pipeline Company LP's ("SPLC") interest in certain entities. The principal assets of the entities include interests in certain businesses from Shell Pipeline Company, including its interests in the Capline Pipe Line System, the Capwood Pipe Line System and the Patoka Pipe Line System. The purchase price of approximately $158.5 million includes transaction and closing costs. The acquisition closed and was effective on March 1, 2004. The purchase price allocation is as follows (in millions):

Crude oil pipelines and facilities	$151.4
Crude oil storage and terminal facilities	5.7
Land	1.3
Office equipment and other	0.1

Total	$158.5

Note 2—Pro Forma Adjustments

        The pro forma adjustments are as follows:

  a.
  Elimination of purchases and sales related to transactions between PAA and Link Energy.

  b.
  Reversal of historical depreciation in the amounts of $5.1 million and $0.9 million in the six-month period ended June 30, 2004 as recorded by Link Energy and SPLC for the three months and two months prior to acquisition, respectively and $21.8 million and $5.3 million for the year ended December 31, 2003 as recorded by Link Energy and SPLC, respectively.

  c.
  Recording of depreciation based on the straight-line method over average useful lives ranging from 5 to 50 years in the amounts of $1.9 million and $0.7 million in the six-month period ended June 30, 2004 for the assets acquired from Link Energy and SPLC, respectively and $7.6 million and $4.0 million for the year ended December 31, 2003 for the assets acquired from Link Energy and SPLC, respectively.

  d.
  Adjustment to interest expense for the increase in long-term debt from draws on our revolving credit facilities to finance the acquisitions using an average interest rate of 3.1% for both periods presented. The increase in long-term debt of $268 million for the Link acquisition resulted in incremental interest expense on a pro forma basis of $2.1 million in the six-month period ended June 30, 2004 and $8.3 million for the year ended December 31, 2003. The increase in long-term debt of $158.5 million for the SPLC acquisition resulted in incremental interest expense on a pro forma basis of $0.8 million in the six-month period ended June 30, 2004 and $4.9 million for the year ended December 31, 2003. The impact to interest expense of a 1/8% change in interest rates would be approximately $0.5 million per year.

  e.
  Reclassification of gain on sale of assets from Other (Income) Expense as shown in Link Energy's historical financial statements to conform to PAA's presentation.

  f.
  Elimination of the gain on sale of assets in October 2003 resulting from Link Energy's sale of the ArkLaTex assets to PAA, which is included in Link Energy's historical financial statements.

QuickLinks

  Exhibit 99.1
PLAINS ALL AMERICAN PIPELINE, L.P. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS For the Six Months Ended June 30, 2004 (in thousands, except per unit data)
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS For the Twelve Months Ended December 31, 2003 (in thousands, except per unit data)
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS